As filed with the Securities and Exchange Commission on May 8, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-11

REGISTRATION STATEMENT

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Armada Hoffler Properties, Inc.

(Exact name of registrant as specified in its governing instruments)

222 Central Park Avenue, Suite 2100, Virginia Beach, Virginia 23462

(757) 366-4000

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Louis S. Haddad

Armada Hoffler Properties, Inc.

222 Central Park Avenue, Suite 2100, Virginia Beach, Virginia 23462

(757) 366-4000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

David C. Wright S. Gregory Cope Hunton & Williams LLP 951 East Byrd Street Richmond, Virginia 23219 (804) 788-8638	John A. Good Justin R. Salon Bass, Berry & Sims PLC 1201 Pennsylvania Ave. Suite 300 Washington, D.C. 20004 (202) 827-2950

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.  ☒ 333-187513

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	$17,293,125	$2,359

(1)	The Registrant previously registered shares of its common stock for a proposed maximum offering price of price of $201,250,000 on a Registration Statement on Form S-11 (File No. 333-187513), as amended, for which a filing fee of $27,451 was paid.
(2)	Includes the offering price of the common stock that may be purchased by the underwriters pursuant to their overallotment option.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, and General Instruction G of Form S-11, and includes the registration statement facing page, this page, the signature page, an exhibit index, opinions of counsel and the accountants’ consents. Pursuant to Rule 462(b), the contents of our registration statement on Form S-11, as amended (File No. 333-187513), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on May 7, 2013 (the “Initial Registration Statement”), are incorporated by reference into this registration statement. This registration statement covers the registration of an additional $17,293,125 of our common stock for sale in the offering related to the Initial Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Virginia Beach, Commonwealth of Virginia, on this 8th day of May, 2013.

ARMADA HOFFLER PROPERTIES, INC.

By:	/s/ Louis S. Haddad
Louis S. Haddad Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Louis S. Haddad	Chief Executive Officer and President	May 8, 2013
(Principal Executive Officer)

/S/ Michael P. O’Hara	Chief Financial Officer	May 8, 2013
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit

5.1	Opinion of Venable LLP

8.1	Opinion of Hunton & Williams LLP with respect to tax matters

23.1	Consent of Ernst & You LLP, Independent Registered Accounting Firm

23.2	Consent of Ernst & You LLP, Independent Auditors

23.3	Consent of Venable LLP (included in Exhibit 5.1)

23.4	Consent of Hunton & Williams LLP (included in Exhibit 8.1)

24.1	Power of Attorney (included on the Signature Page)